UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2012

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860)403-5000

NOT APPLICABLE
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On March 20, 2012, Michael E. Hanrahan, CPA, Vice President and Chief Accounting Officer of The Phoenix Companies, Inc. (the "Company"), resigned from the Company, effective March 23, 2012, to pursue other opportunities.

(c)  The Board of Directors of the Company appointed David R. Pellerin, CPA, to serve as the Company's Chief Accounting Officer, effective March 23, 2012, on an interim basis while the Company seeks Mr. Hanrahan's replacement.  Mr. Pellerin, age 52, is currently Senior Vice President and Chief Risk Officer of the Company. He will assume the responsibilities and position of Chief Accounting Officer of the Company in addition to his current duties.

 Mr. Pellerin joined the Company in 1983 and has served in several senior financial roles.  In February 2007, he was promoted to Chief Financial Officer of the Company’s asset management business and Senior Vice President of the Company.  Effective November 23, 2007, Mr. Pellerin was appointed as the Company’s Chief Accounting Officer and served in that capacity until August 25, 2009, when he was appointed as the Company’s Chief Risk Officer.

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.
Date: March 23, 2012	By:	/s/ Peter A. Hofmann
		Name:	Peter A. Hofmann
		Title:	Senior Executive Vice President and Chief Financial Officer

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